Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Second Quarter 2019 Results and a Quarterly Dividend

New York, NY, July 25, 2019......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ending June 30, 2019.

Consolidated net sales for the second quarter of 2019 were $305.2 million, compared to consolidated net sales of $286.6 million during the comparable quarter in 2018. Earnings from continuing operations for the second quarter of 2019 were $20.6 million or 90 cents per diluted share, compared to $16.8 million or 73 cents per diluted share in the second quarter of 2018. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2019 were $21 million or 92 cents per diluted share, compared to $17 million or 74 cents per diluted share in the second quarter of 2018.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2019, were $588.9 million, compared to consolidated net sales of $548.5 million during the comparable period in 2018.  Earnings from continuing operations for the six month period ended June 30, 2019, were $33.7 million or $1.47 per diluted share, compared to $25.4 million or $1.11 per diluted share in the comparable period of 2018.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2019, and 2018 were $34.1 million or $1.49 per diluted share and $27.5 million or $1.20 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are quite pleased with our second quarter, posting solid gains in sales, margins and earnings, with strong performance in both of our operating divisions.

“Engine Management sales were up approximately 7% for both the quarter and year to date. Excluding the wire and cable segment, Engine Management sales in the quarter increased almost 12%, or almost $20 million. The increase included three months of revenue from the Pollak acquisition, accounting for nearly $11 million. Excluding Pollak, our Engine Management business increased 5.3% for the quarter. The increase was attributable to a combination of strong demand in our OE business, which tends to be somewhat volatile, a benefit from pricing actions and tariffs, and low single digit organic growth.

“Engine Management gross margin was up 0.9 points from last year, and 1.3 points from the first quarter, reflecting our return to historic productivity in our Reynosa wire plant after the lengthy integration of the General Cable wire business.  This margin improvement also includes certain pricing actions offset by the adverse impact of tariffs being passed through to customers at our cost.

“Our Temperature Control sales were up 5% for the quarter and 9% year-to-date. April and May tend to reflect pre-season stocking activities, while June is the start of the summer selling season. Although we are pleased with the quarter’s results, it was a slow start to summer heat nationwide. The third quarter will be critical to full-year performance, as 2018 was a very hot summer and a challenging comparison.

“Temperature Control gross margin improved 0.8 points in the quarter and, as with Engine Management, was dampened by tariffs being passed through to customers at our cost. As previously discussed, within SG&A, we experienced improvements in our distribution expense as our new warehouse automation in Lewisville is now fully implemented.

“Finally, on April 1st, we completed the acquisition of the Pollak business of Stoneridge, Inc., and it has contributed quite nicely to our performance. We will be relocating the acquired production lines to existing facilities over the course of the balance of the year, and expect significant savings once fully integrated and performing at full productivity some time in 2020. So far we are pleased with what we have seen, and believe it will be an excellent fit for SMP. We acquired a profitable and stable business with an excellent customer base, and we believe that with our combined skills, we will be able to advance our goal of increasing our presence in the heavy duty and commercial vehicle markets.”

The Board of Directors has approved payment of a quarterly dividend of 23 cents per share on the common stock outstanding. The dividend will be paid on September 3, 2019 to stockholders of record on August 15, 2019.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, July 25, 2019.  The dial-in number is 866-831-8713 (domestic) or 203-518-9822 (international). The playback number is 800-839-9562 (domestic) or 402-220-6090 (international). The conference ID is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
NET SALES	$305,172	$286,636	$588,938	$548,462

COST OF SALES	216,267	205,347	422,070	394,584

GROSS PROFIT	88,905	81,289	166,868	153,878

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	60,536	57,750	120,536	115,467
RESTRUCTURING AND INTEGRATION EXPENSES	644	231	644	3,067
OTHER INCOME (EXPENSE), NET	3	42	(3)	313

OPERATING INCOME	27,728	23,350	45,685	35,657

OTHER NON-OPERATING INCOME, NET	1,411	480	2,057	449

INTEREST EXPENSE	1,722	1,251	2,811	1,883

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	27,417	22,579	44,931	34,223

PROVISION FOR INCOME TAXES	6,862	5,752	11,272	8,799

EARNINGS FROM CONTINUING OPERATIONS	20,555	16,827	33,659	25,424

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,123)	(882)	(2,011)	(1,490)

NET EARNINGS	$19,432	$15,945	$31,648	$23,934

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.92	$0.75	$1.50	$1.13
DISCONTINUED OPERATION	(0.05)	(0.04)	(0.09)	(0.07)
NET EARNINGS PER COMMON SHARE - BASIC	$0.87	$0.71	$1.41	$1.06

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.90	$0.73	$1.47	$1.11
DISCONTINUED OPERATION	(0.05)	(0.04)	(0.09)	(0.07)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.85	$0.69	$1.38	$1.04

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,328,292	22,471,428	22,374,785	22,484,894
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,795,677	22,958,469	22,857,435	22,962,049

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED JUNE 30,				SIX MONTHS ENDED JUNE 30,

	2019		2018		2019		2018
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$181,831		$162,462		$357,892		$323,539
Wire and Cable	36,211		40,967		73,339		79,378
Engine Management	218,042		203,429		431,231		402,917

Compressors	52,493		46,940		92,304		76,838
Other Climate Control Parts	31,913		33,430		61,026		63,763
Temperature Control	84,406		80,370		153,330		140,601

All Other	2,724		2,837		4,377		4,944
Revenues	$305,172		$286,636		$588,938		$548,462

Gross Margin
Engine Management	$63,780	29.3%	$57,782	28.4%	$123,473	28.6%	$114,252	28.4%
Temperature Control	22,551	26.7%	20,800	25.9%	38,742	25.3%	34,467	24.5%
All Other	2,574		2,707		4,653		5,159
Gross Margin	$88,905	29.1%	$81,289	28.4%	$166,868	28.3%	$153,878	28.1%

Selling, General & Administrative
Engine Management	$37,430	17.2%	$34,598	17.0%	$74,773	17.3%	$70,862	17.6%
Temperature Control	15,397	18.2%	15,721	19.6%	29,538	19.3%	28,550	20.3%
All Other	7,709		7,431		16,225		16,055
Selling, General & Administrative	$60,536	19.8%	$57,750	20.1%	$120,536	20.5%	$115,467	21.1%

Operating Income
Engine Management	$26,350	12.1%	$23,184	11.4%	$48,700	11.3%	$43,390	10.8%
Temperature Control	7,154	8.5%	5,079	6.3%	9,204	6.0%	5,917	4.2%
All Other	(5,135)		(4,724)		(11,572)		(10,896)
Subtotal	28,369	9.3%	23,539	8.2%	46,332	7.9%	38,411	7.0%
Restructuring & Integration	(644)	-0.2%	(231)	-0.1%	(644)	-0.1%	(3,067)	-0.6%
Other Income (Expense), Net	3	0.0%	42	0.0%	(3)	0.0%	313	0.1%
Operating Income	$27,728	9.1%	$23,350	8.1%	$45,685	7.8%	$35,657	6.5%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$20,555	$16,827	$33,659	$25,424

RESTRUCTURING AND INTEGRATION EXPENSES	644	231	644	3,067
GAIN FROM SALE OF BUILDINGS	-	-	-	(218)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(168)	(60)	(168)	(741)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$21,031	$16,998	$34,135	$27,532

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.90	$0.73	$1.47	$1.11

RESTRUCTURING AND INTEGRATION EXPENSES	0.03	0.01	0.03	0.13
GAIN FROM SALE OF BUILDINGS	-	-	-	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.01)	-	(0.01)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.92	$0.74	$1.49	$1.20

OPERATING INCOME

GAAP OPERATING INCOME	$27,728	$23,350	$45,685	$35,657

RESTRUCTURING AND INTEGRATION EXPENSES	644	231	644	3,067
OTHER (INCOME) EXPENSE, NET	(3)	(42)	3	(313)

NON-GAAP OPERATING INCOME	$28,369	$23,539	$46,332	$38,411

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY’S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)

ASSETS

CASH	$17,419	$11,138

ACCOUNTS RECEIVABLE, GROSS	185,476	163,222
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,090	5,687
ACCOUNTS RECEIVABLE, NET	179,386	157,535

INVENTORIES	375,258	349,811
UNRETURNED CUSTOMER INVENTORY	18,677	20,484
OTHER CURRENT ASSETS	14,972	7,256

TOTAL CURRENT ASSETS	605,712	546,224

PROPERTY, PLANT AND EQUIPMENT, NET	89,197	90,754
OPERATING LEASE RIGHT-OF-USE ASSETS	35,648	-
GOODWILL	77,728	67,321
OTHER INTANGIBLES, NET	69,017	48,411
DEFERRED INCOME TAXES	39,825	42,334
INVESTMENT IN UNCONSOLIDATED AFFILIATES	34,400	32,469
OTHER ASSETS	18,000	15,619

TOTAL ASSETS	$969,527	$843,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

NOTES PAYABLE	$130,000	$43,689
CURRENT PORTION OF OTHER DEBT	5,085	5,377
ACCOUNTS PAYABLE	89,149	94,357
ACCRUED CUSTOMER RETURNS	53,420	57,433
ACCRUED CORE LIABILITY	26,671	31,263
OTHER CURRENT LIABILITIES	89,615	80,467

TOTAL CURRENT LIABILITIES	393,940	312,586

OTHER LONG-TERM DEBT	153	153
NONCURRENT OPERATING LEASE LIABILITIES	28,613	-
ACCRUED ASBESTOS LIABILITIES	41,104	45,117
OTHER LIABILITIES	20,452	18,075

TOTAL LIABILITIES	484,262	375,931

TOTAL STOCKHOLDERS’ EQUITY	485,265	467,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$969,527	$843,132

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2019	2018
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$31,648	$23,934
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	12,744	11,706
OTHER	9,621	8,641
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(26,622)	(34,524)
INVENTORIES	(19,691)	(6,650)
ACCOUNTS PAYABLE	(6,994)	15,684
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(6,406)	(2,988)
SUNDRY PAYABLES AND ACCRUED EXPENSES	(7,545)	(9,115)
OTHER	(6,261)	(2,502)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(19,506)	4,186

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(38,427)	(8,572)
NET PROCEEDS FROM SALE OF FACILITY	4,801	-
CAPITAL EXPENDITURES	(7,578)	(11,325)
OTHER INVESTING ACTIVITIES	46	16
NET CASH USED IN INVESTING ACTIVITIES	(41,158)	(19,881)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	85,956	32,287
PURCHASE OF TREASURY STOCK	(10,738)	(7,640)
DIVIDENDS PAID	(10,296)	(9,437)
OTHER FINANCING ACTIVITIES	1,691	1,990
NET CASH PROVIDED BY FINANCING ACTIVITIES	66,613	17,200

EFFECT OF EXCHANGE RATE CHANGES ON CASH	332	(255)
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,281	1,250
CASH AND CASH EQUIVALENTS at beginning of Period	11,138	17,323
CASH AND CASH EQUIVALENTS at end of Period	$17,419	$18,573